UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 28, 2013

STANDARD GOLD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-14319	84-0991764
(Commission File Number)	(IRS Employer Identification No.)

611 Walnut Street, Gadsden, Alabama 35901

(Address of principal executive offices) (Zip Code)

(888) 960-7347

(Registrant’s telephone number, including area code)

Standard Gold, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2013, the Board of Directors of Standard Gold Holdings, Inc., formerly Standard Gold, Inc., (the “Company”) appointed Joseph Rosamilia as Chief Financial Officer (“CFO”) of the Company. Mr. Rosamilia executed an employment agreement with the Company for a term of Three (3) years beginning February 1, 2013.

Mr. Rosamilia has Fifteen (15) years of commercial and investment banking experience. At predecessor companies of JPMorgan Chase, he set up and managed groups in Asia, Europe, and the United States.  At the bank, Mr. Rosamilia was also responsible for multi-million dollar credit portfolios requiring risk analysis and management of a broad spectrum of products including currency and interest-rate swaps, foreign exchange, direct bank loans, lines of credit, bankers’ acceptances, and letters of credit.

He served as an account officer for large multinational corporations, including corporations involved in global trading of precious and non-precious metals, as well as in metals and mining.

Subsequently, Mr. Rosamilia has spent over a decade consulting and operating early stage private companies. He was the CFO of an Internet content framework development company in New York and the CFO of a United States based company promoting exports to China.  He holds a Master of Business Administration, with a concentration in finance, from the Wharton School of the University of Pennsylvania and a Bachelor of Arts in Asian Studies from Colgate University. He speaks Japanese fluently and has a knowledge of German. Mr. Rosamilia is a former member of the United States Chamber of Commerce in Tokyo, Japan.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company submitted several items to shareholders to approve by an action taken by written consent in lieu of a meeting (the “Actions”). The majority of Company's stockholders approved increasing the authorized shares of common stock to Five Hundred Million (500,000,000) and moving the Company’s domicile from Colorado to Nevada. Such Actions are described in detail in the Company's Definitive Schedule 14C filed with the Securities and Exchange Commission on February 11, 2013 and the Company’s Plan of Conversion dated January 30, 2013. An Amended and Restated Plan of Conversion, dated February 28, 2013 was effected to change the Company’s name from Standard Gold, Inc., to Standard Gold Holdings, Inc., because the Company’s name was disallowed by the State of Nevada as too similar to the name of an existing Nevada corporation. The final votes on the Actions are as follows:

PROPOSAL 1:	TO INCREASE AUTHORIZED SHARES OF COMMON STOCK TO FIVE HUNDRED MILLION (500,000,000) TO BE EFFECTIVE MARCH 4, 2013

Number of Votes Entitled to be Cast	Votes For	Votes Against	Votes Abstaining	Broker Votes
54,318,756	28,070,000	0	0	0

PROPOSAL 2:	TO APPROVE MOVING THE COMPANY’S DOMICILE FROM COLORADO TO NEVADA TO BE EFFECTIVE MARCH 5, 2013

Number of Votes Entitled to be Cast	Votes For	Votes Against	Votes Abstaining	Broker Votes
54,318,756	28,070,000	0	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Standard Gold Holdings, Inc.
Date: March 5, 2013

	By:	/s/ Sharon Ullman
Sharon Ullman
Chief Executive Officer